Exhibit 23.2

                                ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (A Professional Corporation)

Armando C. Ibarra, CPA.         Members of the American Institute of Certified
                                Public Accountants
Armando Ibarra, Jr., CPA, J.D.  Members of the California Society of Certified
                                Public Accountants
                                Members of the Better Business Bureau since 1997


July 7, 2003

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountant, APC consents to the inclusion of my report of June 26, 2003, on the reviewed financial statements of Laurier International, Inc., as of March 31, 2003, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Armando C. Ibarra, CPA
---------------------------
ARMANDO C. IBARRA, C.P.A.


                      371 E. Street, Chula Vista, Ca 91910
    Tel: (619) 422-1348                                   Fax: (619) 422-1465